Posting Supplement No. 126 dated February 15, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 362265

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362265	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362265. Member loan 362265 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,000 / month
Current employer:	FOX News Channel	Debt-to-income ratio:	13.44%
Length of employment:	24 years	Location:	HOWELL, NJ

Home town:	Point Pleasant
Current & past employers:	FOX News Channel, MSNBC
Education:	Ramapo College of New Jersey

This borrower member posted the following loan description, which has not been verified:

Looking for a $15000 loa to help in purchasing a new wheelchair. I am disabled, work full time, and am in need of a new power wheelchair. The cost can range anywhere between $9000-$15000.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,272.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
371879	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 371879. Member loan 371879 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,948 / month
Current employer:	State of Colorado - Dept of Labor & Employment	Debt-to-income ratio:	9.17%
Length of employment:	15 years 2 months	Location:	Colorado Springs, CO

Home town:	Pekin
Current & past employers:	State of Colorado - Dept of Labor & Employment, State of Colorado - Dept of Public Health & Environment
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Looking for debt consolidation loan to reduce interest on existing debts and create a payment schedule with an end date. This effort coincides with an eye toward a possible move and real estate transaction.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,500.00	Public Records On File:	1
Revolving Line Utilization:	85.60%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373494

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373494	$7,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373494. Member loan 373494 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Daniel Webster College	Debt-to-income ratio:	6.99%
Length of employment:	6 years	Location:	NASHUA, NH

Home town:	West Greenwich
Current & past employers:	Daniel Webster College, Two Guys Auto LLC.
Education:	Daniel Webster College

This borrower member posted the following loan description, which has not been verified:

I'd like a loan to consolidate credit card debt.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,606.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 373994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
373994	$7,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 373994. Member loan 373994 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Aeropostale	Debt-to-income ratio:	19.16%
Length of employment:	4 months	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	Aeropostale
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

A loan to consolidate credit card debt into one monthly payment.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,136.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374151

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374151	$8,875	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374151. Member loan 374151 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,427 / month
Current employer:	Jakes Fireworks	Debt-to-income ratio:	19.53%
Length of employment:	2 months	Location:	GIRARD, KS

Home town:	Girard
Current & past employers:	Jakes Fireworks, H & R Block, Girard Public Library, NPC International, Inc., Girard National Bank, Mercy Health System of Kansas
Education:	Pittsburg State University

This borrower member posted the following loan description, which has not been verified:

I tried for 2 years to start my own business. I failed. Now I have alot of credit card debt. I started a new job making decent money for the area I live in, but my interest rates have gone to 25% or higher and making the minimum payments has become a stretch. I have 4 credit card accounts, 2 credit reserve accounts, and an unpaid hospital bill I would like to pay off with a single 60 month note. Right now my payments on these debts are $730 I would need a $20,000 loan to pay off those. With $15,000 I would pay off 3 of the credit cards, the 2 credit reserves, and the hospital bill. Combined payments currently on this option is $555. I have a 9 month old son and a 3 year old daughter. My wife and I would really like to start to dig out of the hole my failed business attempt has put us in. Please help.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,894.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 374547

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
374547	$10,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 374547. Member loan 374547 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Walgreen Company	Debt-to-income ratio:	13.96%
Length of employment:	3 years 1 month	Location:	Chicago, IL

Home town:	Quincy
Current & past employers:	Walgreen Company
Education:	University of Illinois at Urbana-Champaign, Illinois Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I'm fed up with credit card companies arbitrarily raising rates on me. My payments are always early, and more than the minimum. I'm saving money any way I can these days, and reducing the rate on my debt will certainly help. With this money I will completely pay off my three credit cards. As an architect, I have a relatively high and constant monthly income that will more than pay the debt service on this new loan.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	4
Revolving Credit Balance:	$6,365.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375466

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375466	$6,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375466. Member loan 375466 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Texas Picnic Company	Debt-to-income ratio:	7.31%
Length of employment:	6 years 6 months	Location:	AUSTIN, TX

Home town:	Downey
Current & past employers:	Texas Picnic Company
Education:	Laredo Community College

This borrower member posted the following loan description, which has not been verified:

We would like a loan to consolidate our debt in order to prepare for our first child. We have been trying to cut down our debt for years, but we cannot make a dent with some of our cards because of high interest. We both work and do not live extravagant lives but cannot seem to dig ourselves out of this hole, brought on years ago during a job slum in Austin. We would like to have this under control before we have our first child in order to give him/her everything he/she needs and much of what he/she wants. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,095.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375510	$8,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375510. Member loan 375510 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	8.46%
Length of employment:	2 years	Location:	Glenwood, MD

Home town:
Current & past employers:	Bank of America Corp.
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am looking for a short term $5,000 dollar loan to be paid back in 6 months.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,014.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 375588

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375588	$8,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375588. Member loan 375588 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Helzberg Diamonds	Debt-to-income ratio:	13.38%
Length of employment:	4 months	Location:	Jacksonville, FL

Home town:	Saint Petersburg
Current & past employers:	Helzberg Diamonds, Northwestern Mutual
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Wanting to pay off my car

A credit bureau reported the following information about this borrower member on January 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,138.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 375804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375804	$5,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375804. Member loan 375804 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,075 / month
Current employer:	Marion County Sheriff	Debt-to-income ratio:	23.52%
Length of employment:	1 year 1 month	Location:	OCALA, FL

Home town:	PORTSMOUTH/NH
Current & past employers:	Marion County Sheriff, Marion County Utilties, Hampton Hearth, East Hampton Town, East Hampton Point Resturant
Education:	Suny Morrisville, Suffolk County Community College

This borrower member posted the following loan description, which has not been verified:

We requested an estimate on remodeling the back porch to our home. The cost of the remodeling will be 7100.00. The 5500.00 will be going towards this home improvment. We would like to be able to get the whole amount for this home improvement, but your offer was only 5500.00. We would still like to utilize this loan for the help of the improvment.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,479.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375981

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375981	$4,800	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375981. Member loan 375981 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Pita Pit	Debt-to-income ratio:	9.36%
Length of employment:	3 years 2 months	Location:	TUCSON, AZ

Home town:	Hillsborough
Current & past employers:	Pita Pit, Andrew Addai
Education:

This borrower member posted the following loan description, which has not been verified:

Am a junior at the Univerisyt of Arizona and am looking for rent/food/books money. Hold part time job.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,368.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 375998

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
375998	$14,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 375998. Member loan 375998 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Porter Rogers Dahlman & Gordon	Debt-to-income ratio:	13.27%
Length of employment:	1 year	Location:	corpus christi, TX

Home town:
Current & past employers:	Porter Rogers Dahlman & Gordon, Snapka, Turman & Waterhouse
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

looking to refinance credit card debt which is currently at 25%!

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	10
Revolving Credit Balance:	$30,160.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376026

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376026	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376026. Member loan 376026 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Willow Street Motors	Debt-to-income ratio:	7.41%
Length of employment:	4 years	Location:	Marstons Mills, MA

Home town:	Orange
Current & past employers:	Willow Street Motors, Robert J. Trapp Inc.
Education:	BA Nasson College

This borrower member posted the following loan description, which has not been verified:

15000.00 for 5 years

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$199,390.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376044

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376044	$8,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376044. Member loan 376044 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	NYU Medical Center	Debt-to-income ratio:	9.32%
Length of employment:	1 year 4 months	Location:	New York, NY

Home town:
Current & past employers:	NYU Medical Center
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

After graduating from college I moved to NYC and built up some debt getting my feet on the ground. I am in need of a loan to help consolidate my interest rates. When I signed up for a card originally I had very limited credit and my interest rates were through the roof! It had to be done and now I am trying to clean it all up. Thanks for your time!

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	67
Revolving Credit Balance:	$3,489.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376318

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376318	$6,800	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376318. Member loan 376318 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Twin River Casino	Debt-to-income ratio:	11.59%
Length of employment:	1 year 7 months	Location:	east wareham, MA

Home town:	Stoughton
Current & past employers:	Twin River Casino, St Moritz Security Services
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a debt consolidation loan to pay of my credit cards at a better rate than the bank rates.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,398.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376500

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376500	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376500. Member loan 376500 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Dewey and LeBoeuf LLP	Debt-to-income ratio:	11.85%
Length of employment:	6 months	Location:	SUFFERN, NY

Home town:	Rochester
Current & past employers:	Dewey and LeBoeuf LLP
Education:	Dartmouth College

This borrower member posted the following loan description, which has not been verified:

Loan requested to consolidate debt.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376534

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376534	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376534. Member loan 376534 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,019 / month
Current employer:	Maximus	Debt-to-income ratio:	11.59%
Length of employment:	2 years 8 months	Location:	Austin, TX

Home town:	Fontana
Current & past employers:	Maximus, Career Consultants, Burnet Staffing, ARUP Labs, Dollar Tree Stores
Education:	Utah State University, Austin Community College

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to pay off my credit cards so I can make only one payment every month with a lower interest amount than I would be paying for my credit cards.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,516.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376549	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376549. Member loan 376549 was requested on January 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,480 / month
Current employer:	Univar USA Inc	Debt-to-income ratio:	7.38%
Length of employment:	10 months	Location:	Independence, MO

Home town:	Rolla
Current & past employers:	Univar USA Inc
Education:	Vatterott College - Kansas City Campus

This borrower member posted the following loan description, which has not been verified:

To pay off credit card debts and to focus of putting more money into retirement savings.

A credit bureau reported the following information about this borrower member on January 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,770.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376588

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376588	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376588. Member loan 376588 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Premier Retail Networks	Debt-to-income ratio:	6.19%
Length of employment:	2 years 7 months	Location:	Daly City, CA

Home town:	Vallejo
Current & past employers:	Premier Retail Networks, Evergreen Valley College, Napa Valley College, College of the Siskiyous
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Requesting funds to consolidate three credit cards, school tuition, and some minor personal expenses.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,476.00	Public Records On File:	0
Revolving Line Utilization:	43.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376621

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376621	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376621. Member loan 376621 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Classic Litho	Debt-to-income ratio:	10.54%
Length of employment:	3 years 6 months	Location:	REDONDO BEACH, CA

Home town:	Washington
Current & past employers:	Classic Litho, Anderson Printing
Education:	Charles County Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a 3 or 4 year loan to refinance $12000 in credit card debt.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$15,187.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376775

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376775	$12,500	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376775. Member loan 376775 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	HSBC	Debt-to-income ratio:	14.76%
Length of employment:	9 years 5 months	Location:	BUFFALO, NY

Home town:	Rochester
Current & past employers:	HSBC
Education:	Buffalo State College, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I want to consolidate a credit card, select line of credit, as well as a credit line from GE Money. Right now I am paying a lot of fees and interest that is getting me no where. I would like to know that in a few years my debt would be payed off.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	28	Months Since Last Delinquency:	19
Revolving Credit Balance:	$7,591.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376827

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376827	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376827. Member loan 376827 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	xotic deliveries	Debt-to-income ratio:	15.14%
Length of employment:	6 years	Location:	medway, MA

Home town:	boston
Current & past employers:	xotic deliveries, night owl deliveries
Education:	cisco academy

This borrower member posted the following loan description, which has not been verified:

to consolidate debt and business expansion

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,852.00	Public Records On File:	1
Revolving Line Utilization:	64.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376894	$11,400	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376894. Member loan 376894 was requested on February 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Federal Bureau of Prisons	Debt-to-income ratio:	14.50%
Length of employment:	1 year 11 months	Location:	Greeley, CO

Home town:	Security
Current & past employers:	Federal Bureau of Prisons, Colorado Department of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Over the past year, my husband and I have done in-depth Bible studies on finances and taken time to consider the goals we have for our family. We realized we are pretty far off the mark from what God wants for our family. Practically, the two main conclusions we have come to are: 1) We need to get out of debt. This will allow Tim to change locations as needed to further his career. 2) Mom needs to be home with the kids. There are dietary/behavioral concerns that place higher demands on my time. Just not worth if for me to work part time. For the last 6 months, we have only used our credit cards a few times. This has been for emergency repairs, medical reasons or when pay days were late. My husband is already planning a transfer to a location with a lower cost of living and higher probability of overtime. We are doing what we can to reduce our indebtedness. Consolidating our credit card debt to a lower interest rate would be a big step forward for us.

A credit bureau reported the following information about this borrower member on February 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,775.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376902	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376902. Member loan 376902 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	KPMG LLP	Debt-to-income ratio:	21.54%
Length of employment:	2 years	Location:	GERMANTOWN, MD

Home town:
Current & past employers:	KPMG LLP, Broome County Transit
Education:	Binghamton University

This borrower member posted the following loan description, which has not been verified:

This loan is for our wedding. We are requesting $15,000 to cover the majority of the wedding expenses. We are more than able to pay monthly expenses, we just don't have $15,000 in savings because we are just starting out. We just moved to MD a little over a year ago. We are getting married in upstate NY, where we are both from and where our families still live. We have planned a beautiful wedding and can't wait until the day arrives. We just need a little cash to help us get there!! =)

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,649.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376923

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376923	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376923. Member loan 376923 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	sheraton	Debt-to-income ratio:	9.34%
Length of employment:	20 years	Location:	CLERMONT, FL

Home town:
Current & past employers:	sheraton
Education:

This borrower member posted the following loan description, which has not been verified:

Will be consoldating 2 credit cards for one payment

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	69	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,585.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 376936

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376936	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376936. Member loan 376936 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	State of Delaware	Debt-to-income ratio:	15.61%
Length of employment:	16 years 4 months	Location:	Felton, DE

Home town:	Wilmington
Current & past employers:	State of Delaware, Christina Medica Center
Education:	Delaware Technical and Community College-Stanton-Wilmington

This borrower member posted the following loan description, which has not been verified:

to pay off credit cards, since the beginning of the year the interest rates have gone up, I have never been late and have always paid much more than than billed, and have paid them off several times. I would like to pay them off at a much lower interest rate.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,352.00	Public Records On File:	1
Revolving Line Utilization:	34.70%	Months Since Last Record:	76
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 376969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
376969	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 376969. Member loan 376969 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,833 / month
Current employer:	Bed Bath & Beyond	Debt-to-income ratio:	9.64%
Length of employment:	8 years 5 months	Location:	Smithtown, NY

Home town:	Miami
Current & past employers:	Bed Bath & Beyond
Education:	Bentley College

This borrower member posted the following loan description, which has not been verified:

I am currently a borrower and lender at Prosper and a lender at Lending Club. I am totally impressed with the quality of the Lending Club borrowers and feel 100% better about the loans I'm participating in. I would like to borrow $15,000 to close out my Prosper loans and move 100% to Lending Club. My credit score should be more than suffficient as well as my debt ratio.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,228.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377005

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377005	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377005. Member loan 377005 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Hilton Hotels	Debt-to-income ratio:	6.72%
Length of employment:	4 years	Location:	brooklyn, NY

Home town:
Current & past employers:	Hilton Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

need $$ for home improvement

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,244.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377020

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377020	$6,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377020. Member loan 377020 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Kaplan	Debt-to-income ratio:	11.85%
Length of employment:	2 years 6 months	Location:	Oak Park, IL

Home town:
Current & past employers:	Kaplan
Education:	Grinnell College, Brown University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow about $6000 to pay for my final year of grad school.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$153.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377021

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377021	$5,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377021. Member loan 377021 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,382 / month
Current employer:	Dick's Sporting Goods	Debt-to-income ratio:	18.18%
Length of employment:	4 years	Location:	Fairfax, VA

Home town:	Ft. Belvoir
Current & past employers:	Dick's Sporting Goods
Education:	SUNY at Albany

This borrower member posted the following loan description, which has not been verified:

looking to consolidate my debt, but looking for payments of about $200 - $220 per month

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,647.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377027	$6,400	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377027. Member loan 377027 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Commonwealth of Massachusetts	Debt-to-income ratio:	16.05%
Length of employment:	4 years	Location:	PEABODY, MA

Home town:
Current & past employers:	Commonwealth of Massachusetts
Education:	Suffolk University

This borrower member posted the following loan description, which has not been verified:

trying to consolidate my debts

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,959.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377077

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377077	$15,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377077. Member loan 377077 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,642 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	22.30%
Length of employment:	3 years 6 months	Location:	ARLINGTON, TX

Home town:	Edinburg
Current & past employers:	JPMorgan Chase & Co.
Education:	The University of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit cards as well as my vehicle into one payment. I would like to go back to school and the extra $300.00 I will be saving by consolidating all my credit cards will help out tremendously. The one thing that will bring peace of mind is that I will have a time frame as to when I will be out of debt. I have always paid my bills on time and will continue to do so as I fully understand that they are my responsibility however the peace of mind at the end of the day would mean so much.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,473.00	Public Records On File:	0
Revolving Line Utilization:	88.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377081

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377081	$4,500	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377081. Member loan 377081 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,375 / month
Current employer:	Chick Piano Co., Inc.	Debt-to-income ratio:	22.47%
Length of employment:	7 years 4 months	Location:	Watkinsville, GA

Home town:	Greenville
Current & past employers:	Chick Piano Co., Inc., England Pianos & Organs
Education:	Lee University, Augusta State University

This borrower member posted the following loan description, which has not been verified:

This new business is with Lowrey Organ & Wellness Centers established over 40 years ago. The website is: http://www.lowrey.com/Default.aspx The program consist of seniors (65-75 years of age) participating in keyboard group lessons and the purchase of organ keyboards. The lessons are designed to facilitate the senior student to a quick start in playing music with the aid of group lessons and automatic features on the instrument. I have already purchased 26 rental instruments ($16,000) to start the business. I need $15,000 to assist me with the first few months of start up costs.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	73
Revolving Credit Balance:	$8,596.00	Public Records On File:	0
Revolving Line Utilization:	90.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377094

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377094	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377094. Member loan 377094 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Trinity (rusty mug inc) formerly JR	Debt-to-income ratio:	7.39%
Length of employment:	5 years 11 months	Location:	new york, NY

Home town:	new york
Current & past employers:	Trinity (rusty mug inc) formerly JR, Jr restaurant- same employer as above
Education:	Fordham University, Pacific College of Oriental Medicine, CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

Interested in paying off credit card debt and having some cash left over for small home improvements jobs. Would like to pay off about 10,000 in credit cards. I am not late on any payments. Just tired of 23% credit card bills. Am employed and have credit in the 600's. Thank you.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	34
Revolving Credit Balance:	$11,307.00	Public Records On File:	0
Revolving Line Utilization:	50.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377097	$12,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377097. Member loan 377097 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Self employed	Debt-to-income ratio:	13.84%
Length of employment:	1 year	Location:	Baltimore, MD

Home town:	Baltimore
Current & past employers:	Self employed, Ocean City Watersports
Education:	Salisbury University

This borrower member posted the following loan description, which has not been verified:

I started a business last year that took all the money I had to get going, including many of my credit cards. It is a seasonal business and had a very good 1st year. Due to the fact that it is seasonal and the type of equipment needed. Loans were not much of an option for this startup. My business did have net profit after its first year (even after I paid myself) and is not really affected by the economy. Most of the company's profit is being used to expand the business this season. My personal credit and keeping it good mean a lot to me. I always make payments and always on time. My personal guarantee is so strong, I borrowed money from friends and family based on my word to get my business up and going and have paid them off better than the terms we agreed on. I have 9 credit cards left with a balance that I would like to consolidate. With owning a business comes a lot of paperwork and I would like to reduce my own by changing my 9 payments to one payment, my 9 different due dates for one due date, and my 9 different interest rates to one interest rate. This money will be used only to pay off credit cards that will not be needed again this season. Please help me reach my one payment and payment date goal.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$14,980.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377112

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377112	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377112. Member loan 377112 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Call Center Services	Debt-to-income ratio:	11.38%
Length of employment:	4 years 1 month	Location:	New Castle, DE

Home town:	Bayshore
Current & past employers:	Call Center Services
Education:	Wesley College-Dover, Hofstra University

This borrower member posted the following loan description, which has not been verified:

Purchasing a profitable laundromat. Purpose of the loan is to ensure adequate operating capital for the first six to eight months. Need to borrow through alternative lending opportunities as banks and the SBA are not being cooperative. Financing for the acquisiton has already been approved. $30k of my personal funds have been used for the down payment (nonrefundable). I intend to grow sales/profits by aggressive marketing and by providing new machines to increase prices and reduce utility expenses. Please visit my website at www.william-arthur.com to learn more about me.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,724.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377119	$4,500	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377119. Member loan 377119 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Apache Sales Inc.	Debt-to-income ratio:	1.95%
Length of employment:	40 years	Location:	HOBBS, NM

Home town:	Hobbs
Current & past employers:	Apache Sales Inc., Leslie W. Gassaway
Education:	College of the Southwest

This borrower member posted the following loan description, which has not been verified:

wish to purchase a bobcat 250 welder and accessories.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$337.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377195

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377195	$5,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377195. Member loan 377195 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Washington Mutual	Debt-to-income ratio:	7.55%
Length of employment:	3 years 2 months	Location:	Hialeah, FL

Home town:	Miami
Current & past employers:	Washington Mutual, Bank of America Corp.
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

Hi! My name is Karen , the reason I need this loan is because I am currently selling roof clay tiles, but due the high demand of the product, I have the possibility to sell more. In order to have more buying power I need $15,000.00. If you have any questions or need more information don't hesitate to contact me.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,369.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377287

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377287	$2,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377287. Member loan 377287 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Scopic Software (self-employed)	Debt-to-income ratio:	14.84%
Length of employment:	2 years 9 months	Location:	Maynard, MA

Home town:	Springfield
Current & past employers:	Scopic Software (self-employed), WSI, Inc., Mok3, Inc., Sensable Technologies, Inc., Teradyne, Inc., Paraform, Inc.
Education:	Rutgers University, George Washington University

This borrower member posted the following loan description, which has not been verified:

Scopic Software (www.scopicsoftware.com) develops graphics, image processing and multimedia software for the desktop and web. The company was founded in May 2006. We have about 20 employees. Our revenues and profit have grow each year. We are a low-cost provider so we are in the right place during the recession and buyers look for providers with the lowest prices. All our computers are currently Windows machines. These can effectively be used to develop for the Windows desktop and for the web in general. One of hottest areas these days however is developing for the Mac and especially for the iPhone. We have researched this and have a plan to move into this type of software development. Our plan requires an upfront purchase of 2 Mac Minis, 1 iPhone and 1 iPod Touch. This cost will be around $2000. The company has been growing steadily. In 2006 we had a loss. In 2007 we had a operating income of about $50K. In 2008 we had an operating income of about $110K. Our plan is to beat 2008 even in this difficult environment. Our expansion into Mac/iPhone programming is a key part of this plan.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	32
Revolving Credit Balance:	$33,782.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 377314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377314	$6,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377314. Member loan 377314 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Anixter Fasteners	Debt-to-income ratio:	18.39%
Length of employment:	2 years	Location:	pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Anixter Fasteners, H.V.L / Douglas Laboratory
Education:	Pittsburgh Technical Institute and CCAC

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate a creditcard or two due to high interest rates, and also to purchase parts to fix my car. I already went through lending tree and was offered this from you guys Amount $5,000 Interest rate 14.42% APR 16.87% Term 36 months Monthly payment $171.92

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,297.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377316

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377316	$6,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377316. Member loan 377316 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Slocum Orthopedics P.C.	Debt-to-income ratio:	16.76%
Length of employment:	1 year 7 months	Location:	SPRINGFIELD, OR

Home town:	Eugene
Current & past employers:	Slocum Orthopedics P.C.
Education:	Southern Oregon University

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate a credit card and a previous loan into one payment at a lower interest rate so that I will be able to pay it off more quickly.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,243.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377365

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377365	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377365. Member loan 377365 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Trademark Imports	Debt-to-income ratio:	19.90%
Length of employment:	4 years	Location:	MULLICA HILL, NJ

Home town:	Pine Hill
Current & past employers:	Trademark Imports, Iron Butterfly, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

This loan would be used pay back a credit card debt of just under $5,000.00 and payback a loan from parents which was used to cover closing costs on a house I purchased. The loan term of 3 years structures the credit card debt and lowers the APR.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,474.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 377376

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377376	$5,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377376. Member loan 377376 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	perlmart shoprite	Debt-to-income ratio:	14.95%
Length of employment:	5 years 4 months	Location:	parlin, NJ

Home town:	Elizabeth
Current & past employers:	perlmart shoprite, stop & shop supermarkets
Education:

This borrower member posted the following loan description, which has not been verified:

payoff assisted living expense of mother

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	22	Months Since Last Delinquency:	15
Revolving Credit Balance:	$49,238.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377380

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377380	$12,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377380. Member loan 377380 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,815 / month
Current employer:	Cohen Pollock Merlin and Small P.C.	Debt-to-income ratio:	17.74%
Length of employment:	8 years 11 months	Location:	Lithonia, GA

Home town:	Troy
Current & past employers:	Cohen Pollock Merlin and Small P.C., Cosgrove Webb, & Oman, United States Army
Education:	Topeka Technical College

This borrower member posted the following loan description, which has not been verified:

I was recently divorced and left with credit card debt. I have maintained payments thus far, but it is getting extremely difficult handle this debt on my own. I am looking for help, so that I may continue to maintain my good credit while getting rid of this excessive debt.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,401.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377426

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377426	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377426. Member loan 377426 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Access Nurses, Inc.	Debt-to-income ratio:	22.11%
Length of employment:	1 year 7 months	Location:	San Diego, CA

Home town:	Los Angeles
Current & past employers:	Access Nurses, Inc., KFMB-TV (CBS), Kaiser Permanente, The Patent & License Exchange
Education:	Occidental College, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

The producers of a nationally-syndicated television show are looking to expand their production company and provide video/tv production services to corporate clients and not-for-profits. The loan money will be used for new equipment and marketing/promotions. Our television show airs in over 80 cities nationwide and on The Dish Network. We'd like to build on that success and expand our company.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,073.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377498

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377498	$10,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377498. Member loan 377498 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,583 / month
Current employer:	First Source	Debt-to-income ratio:	16.52%
Length of employment:	3 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	First Source, Bank of America Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

This load is to help payoff some credits cards and other bills.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	57
Revolving Credit Balance:	$18,707.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377507

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377507	$15,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377507. Member loan 377507 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	United Local Credit Union	Debt-to-income ratio:	9.91%
Length of employment:	2 years	Location:	Fresno, CA

Home town:	Fresno
Current & past employers:	United Local Credit Union, T.W Patterson Buliding, Wells Fargo
Education:	California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

have a loan and two credit cards i would like to pay off

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,208.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377511

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377511	$9,600	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377511. Member loan 377511 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Therapy Services, LLC	Debt-to-income ratio:	23.11%
Length of employment:	1 year 8 months	Location:	Morgantown, WV

Home town:
Current & past employers:	Therapy Services, LLC
Education:	West Virginia University (Master's Degree)

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay for my wedding. I want to cover our reception expenses. All together it will be just over $10,000. I have already paid $4,500, so I have a little more than $5,000 left . I am also trying to cover honeymoon expenses (I have paid for flights, but need $4,000 to finish paying on a cruise). I also have $1,500 to pay the photographer, and $650 to cover the D.J. On top of these expenses, we still need to get flowers, invitations, dress alterations, and we are going to be paying for the rehearsal dinner. All at once, these expenses are just too overwhelming, and that is why I am applying for a loan.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,656.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 377657

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377657	$14,400	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377657. Member loan 377657 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	Llano Utility Services	Debt-to-income ratio:	14.86%
Length of employment:	2 years	Location:	Denton, TX

Home town:
Current & past employers:	Llano Utility Services, Pizza Hut
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

I don't have a problem paying my bills...at all. I can't even remember the last time I missed or was even late on a payment. The main purpose of the loan is to save me money in the long run. I did the math and a loan to eliminate my debt paid over the same length of time would save me a couple thousand dollars. My credit isn't great but it's not terrible. I would like to improve this before I get married next year. Thanks in advance for the consideration . Eric

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	32
Revolving Credit Balance:	$8,969.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377674

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377674	$15,000	19.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377674. Member loan 377674 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	GlaxoSmithKline	Debt-to-income ratio:	2.96%
Length of employment:	6 months	Location:	Philadelphia, PA

Home town:	Oxford
Current & past employers:	GlaxoSmithKline, Rolling Stone
Education:	The University of the Arts

This borrower member posted the following loan description, which has not been verified:

i am attempting to sever my ties with Bank of America, at least my credit ties to them. Currently I am paying 22.24% on $20k, I am sure I can do better than this elsewhere. I have a credit score of 723 (on credit expert.com)

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	20
Revolving Credit Balance:	$5,212.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

Member Payment Dependent Notes Series 377732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377732	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377732. Member loan 377732 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	5.65%
Length of employment:	9 years 6 months	Location:	Florence, KY

Home town:
Current & past employers:	Fidelity Investments
Education:	Morehead State University, Xavier University

This borrower member posted the following loan description, which has not been verified:

Loan request for new laser tag fun center in Nags Head, NC. Business need is for marketing programs targeted to OBX visitors. Publications include SunnyDay, VisitorsGuide, NorthBeachSun, and the Beach Book. In addition, we will have local promotional flyers to build awareness of the store and drive business to the center.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,476.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377773

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377773	$15,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377773. Member loan 377773 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,867 / month
Current employer:	Electric Boat	Debt-to-income ratio:	11.42%
Length of employment:	6 years 8 months	Location:	Groton, CT

Home town:
Current & past employers:	Electric Boat, General Electric, Lockheed Martin Corp.
Education:	Rensselaer Polytechnic Institute (RPI) (B.S. 02, M.S. ant. 8/09), County College of Morris (A.S. 97)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to support my brother-in-law with his pursuit of an Associate degree in Engineering Science (full disclosure: I have worked as an electrical engineer at my company for nearly 7 years, so I am biased towards his selected program of study). He graduated from high school in Lima, Peru, in December 2008 and is very excited about studying in the United States. In Peru, a Bachelor degree from the United States is considered very prestigious and opens many doors to opportunities otherwise unattainable. He is currently applying for a student visa and these funds will be used to demonstrate to the United States Immigration and Citizenship Services (USCIS) the availability of liquid assets to support his educational and living expenses. Subsequent to his receiving a student visa and enrolling in courses this fall, I will cosign his private student loan applications to support the remainder of his education. I have offered my financial support because my brother-in-law has demonstrated to me that he has the aptitude and interest for a successful career in engineering. I have spoken with him at length about my experience with the academic rigor involved in engineering coursework. He is well aware of the demands he will face and I firmly believe that he is up for the challenge. I am currently employed with a defense contractor who has recently been the subject of many positive government and media reviews. My monthly gross income is $5867 (not including overtime pay) and my debt-to-income ratio is 16% (not including $850/month in mortgage payments). My wife also works part-time and her monthly gross income is $1250. Our daughter is 3 years old and inspires me to be a better man. We own a 2004 Buick Lesabre that we paid off in full last December. We live well within our means, which has allowed us to make significant progress in paying down our debt. I will be happy to answer any questions you may have about my credit history, outstanding loans, employment history, and other relevant topics. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,576.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377775

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377775	$7,500	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377775. Member loan 377775 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,192 / month
Current employer:	JoyFull Ministries	Debt-to-income ratio:	12.68%
Length of employment:	1 year 7 months	Location:	McGaheysville, VA

Home town:	Winchester
Current & past employers:	JoyFull Ministries, Willing Hands Enterprises, Inc., Hanover Consumer Cooperative Society, Hanover Food Co-op
Education:	The American University, University of Alaska Fairbanks

This borrower member posted the following loan description, which has not been verified:

As a lay minister in April of 2004, I founded and ran a program in the Upper Valley of Vermont and New Hampshire called Willing Hands, which has successfully completed its 501 c 3 qualification period, www.willinghandsinc.org, a fresh-food charity which today moves 120 tons of produce to some 45 area organizations assisting the needy every year, and now I am interested in writing of this experience, conducting workshops and promoting the book. I lead spiritual workshops, teach on-line, counsel and conduct all aspects of ministerial practice, under the Universal Life Church Monastery, operating as JoyFull Ministries in Virginia. I am in the process of applying for 501 c 3 status for this ministry, seperate from the WH entity in New England. My intention for the funds would be to allow me to concentrate on writing, leading workshops, promoting the book (s), and taking a brief 6 month sabbatical from other ministerial duties. JoyFull Ministries website can be found at: www.joyfull.us.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	53
Revolving Credit Balance:	$16,280.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377780

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377780	$5,375	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377780. Member loan 377780 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	St. Francis High School	Debt-to-income ratio:	23.68%
Length of employment:	1 year 7 months	Location:	Louisville, KY

Home town:	Charlotte, NC
Current & past employers:	St. Francis High School
Education:	Sweet Briar College, University of Arizona

This borrower member posted the following loan description, which has not been verified:

I am in my second year in a new city, and I feel as though I have not been able to make a reasonable dent in my debt. This loan would help me to pay off my credit card in a fixed amount of time, and contribute to my emergency savings account.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,757.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377788	$10,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377788. Member loan 377788 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	EmblemHealth	Debt-to-income ratio:	17.26%
Length of employment:	4 years	Location:	forest hills, NY

Home town:	Georgetown
Current & past employers:	EmblemHealth, MetLife Inc.
Education:	SUNY Oneonta

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay off my debt. I need to pay off 3 credit card's and need to make 1 payment since of 3 payments monthly.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	10
Revolving Credit Balance:	$12,013.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377889

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377889	$12,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377889. Member loan 377889 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	village home improvements inc	Debt-to-income ratio:	22.02%
Length of employment:	4 years 5 months	Location:	astoria, NY

Home town:	nagykanizsa
Current & past employers:	village home improvements inc, bill' better homes
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay of my credit cards, and make only one reasonable monthly payment around $500. I have a steady job with 38-43000 income.

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,486.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 377926

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377926	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377926. Member loan 377926 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Wild Iris Organics	Debt-to-income ratio:	12.62%
Length of employment:	5 years 8 months	Location:	Santa Cruz, CA

Home town:	Riverside , CA
Current & past employers:	Wild Iris Organics, Feel Good Foods
Education:	Cabrillo College

This borrower member posted the following loan description, which has not been verified:

I am a baker with a decent wholesale and freelance business, but last fall was pretty tight. I have fallen behind with my vendors and am frustrated to be spending my money on high interest loan payments. Half of the requested amount is to pay off the loan and the rest is to get caught up with vendors. This is always my slowest time of year; I get rolling when people start getting married in the spring, so I just need to get through these dark and stormy months:) Please do a good deed for the folks in my town who are addicted to my brownies! Thank-you!!

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,440.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377962

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
377962	$8,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 377962. Member loan 377962 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	self	Debt-to-income ratio:	4.42%
Length of employment:	2 years 5 months	Location:	Brewster, MA

Home town:	newton
Current & past employers:	self, self
Education:

This borrower member posted the following loan description, which has not been verified:

I need to buy a truck to haul cord wood from maine to the cape Wood down here was very hard to find this year I have some of my money but I need the rest to buy a tractor

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	73
Revolving Credit Balance:	$5,684.00	Public Records On File:	1
Revolving Line Utilization:	83.60%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378036

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378036	$6,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378036. Member loan 378036 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	16.96%
Length of employment:	1 year 8 months	Location:	Buffalo, NY

Home town:
Current & past employers:	Ernst & Young LLP, Target, The Limited
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

I have one credit card at 14% with a $6,000 balance and I am sick of paying so much interest to companies. I would rather pay other people.

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,628.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378045

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378045	$5,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378045. Member loan 378045 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	D and V Sucess on Wheels	Debt-to-income ratio:	6.55%
Length of employment:	1 year 3 months	Location:	Belleville, NJ

Home town:	Rio Piedras
Current & past employers:	D and V Sucess on Wheels
Education:

This borrower member posted the following loan description, which has not been verified:

Me and my wife are going for our second child...all we have to pay to be debt free of credit cards is this amount. we want this so we can start fresh with our second child. we dont want to pay any more credit companies....we want to enjoy our family without having to worry about bills ect...

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,885.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378049

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378049	$6,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378049. Member loan 378049 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	super Foodtown	Debt-to-income ratio:	8.57%
Length of employment:	6 years 8 months	Location:	Brick, NJ

Home town:	Brick,nj
Current & past employers:	super Foodtown, Shop n bag
Education:

This borrower member posted the following loan description, which has not been verified:

I need to pay off my high interest credit cards

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,317.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378064	$4,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378064. Member loan 378064 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.50%
Length of employment:	20 years	Location:	DIAMOND SPRINGS, CA

Home town:
Current & past employers:	self employed as an artist
Education:	Went to school in Italy/Dughtere graduated for CSUS

This borrower member posted the following loan description, which has not been verified:

home improvment

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,954.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378150

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378150	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378150. Member loan 378150 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Springfield Hospital	Debt-to-income ratio:	20.07%
Length of employment:	2 years 8 months	Location:	Newport, NH

Home town:	Stark, NH
Current & past employers:	Springfield Hospital
Education:	Keene State College, University of NH, River Valley Community Technical College

This borrower member posted the following loan description, which has not been verified:

I have an outstanding balance of $10000 on a credit card. I have been paying more than the minimum each month but with the interest and fees I never will get ahead, which is of course the whole idea! I have asked about loans at the bank where I do business but they charge as much interest as the card and they want collateral. I would like to pay off the card as soon as I can.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,903.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378178

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378178	$6,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378178. Member loan 378178 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Group O, Inc.	Debt-to-income ratio:	2.90%
Length of employment:	3 years	Location:	Norcross, GA

Home town:	Kharian City
Current & past employers:	Group O, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am buying a home and short $6000 on my closing cost and down paymnet. I can pay this loan off within an year or less. I have an excellent credit and never paid my obligations late. Furthermore I have a secure IT job and sound income.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,405.00	Public Records On File:	0
Revolving Line Utilization:	66.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378181

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378181	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378181. Member loan 378181 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,600 / month
Current employer:	US Air Force	Debt-to-income ratio:	1.29%
Length of employment:	9 years 9 months	Location:	O Fallon, IL

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to reinvest in Lending Club loan notes. Previously, I had used Prosper in this manner, but with their "quiet period" preventing further loans at the time, I am looking to start with Lending Club. I have excellent credit, am a homeowner, and am gainfully employed as an Air Force officer.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,921.00	Public Records On File:	0
Revolving Line Utilization:	10.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378230	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378230. Member loan 378230 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,461 / month
Current employer:	Lowes	Debt-to-income ratio:	5.81%
Length of employment:	2 years 10 months	Location:	Waveland, MS

Home town:	Slidell
Current & past employers:	Lowes, Kmart
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

to pay off another loan that has a high interest rate

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378236

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378236	$2,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378236. Member loan 378236 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Color Quick Printing	Debt-to-income ratio:	17.13%
Length of employment:	7 months	Location:	Port Richey, FL

Home town:
Current & past employers:	Color Quick Printing
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I purchased a used car on credit at a very high percentage rate and I still need to sell my other 2 vehicles. I need to move the funds to a better APR until I can get my cars sold.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	19
Revolving Credit Balance:	$9,847.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378241

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378241	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378241. Member loan 378241 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Adventist Health System	Debt-to-income ratio:	5.20%
Length of employment:	2 years 2 months	Location:	Apopka, FL

Home town:	Chattanooga, TN
Current & past employers:	Adventist Health System
Education:	Southern Adventist University

This borrower member posted the following loan description, which has not been verified:

Young couple just married. Own home but have two car loans and wife has school loans. Husband never had credit card debt. Was lucky enough that parents paid school college tuition. Husband is Senior Finance Officer at large denominational healthcare facility chain. Wife is an Electronic Medical Record Intermediate Analyst and BSN RN by training. Wife accumulated $15000 in credit card debt during school and throughout her twenties. Attempting to consolidate this debt into a more manageable rate and not just open up another credit card line.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,077.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378253

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378253	$14,400	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378253. Member loan 378253 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Constant Contact	Debt-to-income ratio:	7.00%
Length of employment:	2 years 10 months	Location:	BOSTON, MA

Home town:	Boston
Current & past employers:	Constant Contact
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to pay off my credit card debt at a lower APR than they currently offer.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	25
Revolving Credit Balance:	$7,854.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378306

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378306	$8,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378306. Member loan 378306 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Roto Mazda and Subaru	Debt-to-income ratio:	11.43%
Length of employment:	4 years 10 months	Location:	palatine, IL

Home town:	lublin
Current & past employers:	Roto Mazda and Subaru, self
Education:	Oakton Community College

This borrower member posted the following loan description, which has not been verified:

This loan will enable a start of a business that is already in full completion. The only thing stopping me is a purchase of necessary equipment upon which I will immediately start to generate monthly gross income of $6000, with only $1000 monthly expanses. More info, or a Business Plan could be provided if requested. Thank You

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378323

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378323	$5,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378323. Member loan 378323 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MicahTek Inc	Debt-to-income ratio:	19.54%
Length of employment:	6 years 6 months	Location:	Tulsa, OK

Home town:
Current & past employers:	MicahTek Inc
Education:	Warner University, Birmingham School of Law

This borrower member posted the following loan description, which has not been verified:

I recently had a family member involved in an accident. Insurance didn't cover the event. I want to consolidate all the different bills, radiology, ER, Outpatient surgery, tests, etc.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$919.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378331

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378331	$6,200	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378331. Member loan 378331 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dept of Veterans Affairs	Debt-to-income ratio:	12.97%
Length of employment:	2 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Dept of Veterans Affairs, John Taylor Fertilizers, US ARMY 2001 - 2006
Education:	Sacramento City College, Heald College Roseville

This borrower member posted the following loan description, which has not been verified:

I have 4 debts that I would like to pay off. Instead of having 4 payments a month, one consolidated payment a month would help me tremendously.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,365.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378334

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378334	$15,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378334. Member loan 378334 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Help/Systems	Debt-to-income ratio:	23.49%
Length of employment:	1 year 1 month	Location:	Eden Prairie, MN

Home town:	St. Peter, MN
Current & past employers:	Help/Systems, UnitedHealth Group
Education:	Saint Cloud State University

This borrower member posted the following loan description, which has not been verified:

Several years ago my wife started a graphic design company and because she was still in college she decided to use a credit card to help fund the startup. Now several years later she still has the balance from those expenses and the company has since dissolved (she chose to take a salaried position once we had our first of two kids). Because the balance is so high we send in a large payment monthly, which in turn, eats up our spending money for the month and the result, is having to use the same credit card. The balance has really not moved in more than 2 years and I do not see an end in sight. Please help. Having a fixed payment and term loan will give us the assurance that this will get better and we can start to invest in our kid?s future. Thank you in advance.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	25
Revolving Credit Balance:	$28,766.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378348

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378348	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378348. Member loan 378348 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	BR+A Consulting Engineers	Debt-to-income ratio:	4.08%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:	Ridgewood
Current & past employers:	BR+A Consulting Engineers
Education:	Manhattan College

This borrower member posted the following loan description, which has not been verified:

I am looking to propose to my girlfriend and rather than wait months and months until I have enough saved I would like to purchase the engagement ring and propose as soon as possible.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$110.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378379	$15,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378379. Member loan 378379 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Dermalogica	Debt-to-income ratio:	15.81%
Length of employment:	1 year	Location:	West New York, NJ

Home town:	Massillon/Ohio
Current & past employers:	Dermalogica, L'Oreal
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all of my credit cards once and for all. I am looking to reduce my interest rate and monthly payments and see the monthly progress of my debt repayment rather than being stuck in the same place month after month as a result of high finance charges and fees. I make my payments on time and am serious about becoming debt free!

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,892.00	Public Records On File:	1
Revolving Line Utilization:	89.00%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378397

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378397	$3,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378397. Member loan 378397 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,133 / month
Current employer:	RCM Inc.	Debt-to-income ratio:	8.25%
Length of employment:	12 years	Location:	Rochester, NY

Home town:
Current & past employers:	RCM Inc.
Education:	University of Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like a loan for 3,000 for eprsonal reasons.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378404	$15,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378404. Member loan 378404 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Rush University Medical Center	Debt-to-income ratio:	11.21%
Length of employment:	1 month	Location:	tinley park, IL

Home town:	Blue Island
Current & past employers:	Rush University Medical Center, Rose Paving Company
Education:	Lewis University, Rush University

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan of $15,000 in order to pay off my credit cards. I recently graduated from nursing school, my second career, and am now faced with the reality of large amounts of debt. I have been hired to work at a large teaching hospital in Chicago and will be working the evening shift that averages $30/hr. The main roadblock in me being unable to obtain a loan through a traditional lender is two-fold. First, the unsecured personal loan I needed to take out in order to go back to school has affected my debt to income ration and secondly my credit balances. In the past while living at home with my parents I was careless with my money management, however now being on my own and having to adhere to a strict budget has made me face the damage I've done. I desperately need a loan so that I can pay off my credit card debt and consolidate my debt into a lower rate loan. It is my goal to be both debt free and credit card free in 3 years. I know I will have the income to do so now that I am starting work on March 9th, I just need a lender to give me the opportunity so I can use the loan money to pay off my credit cards.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	58
Revolving Credit Balance:	$10,076.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378405	$9,600	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378405. Member loan 378405 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	United States Government	Debt-to-income ratio:	23.93%
Length of employment:	20 years 6 months	Location:	Statesboro, GA

Home town:	Augusta, Georgia
Current & past employers:	United States Government, US Army
Education:

This borrower member posted the following loan description, which has not been verified:

need extra cash for daughter's tuition

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,940.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378414	$2,750	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378414. Member loan 378414 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$583 / month
Current employer:	n/a	Debt-to-income ratio:	9.94%
Length of employment:	n/a	Location:	OKLAHOMA CITY, OK

Home town:	Lafayette
Current & past employers:	AMC Entertainment, Sears Holdings Corporation, Convergys Corp.
Education:	Oklahoma City Community College, Oklahoma State University-Oklahoma City

This borrower member posted the following loan description, which has not been verified:

I am a full time student living on my own. The only way for me to get the car I needed was to go to a "buy here pay here" place. Unfortunately, the loan I was forced to take from their bank has very high interest rates and very high monthly payments. It's time for me to get a better deal!

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,320.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378418

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378418	$5,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378418. Member loan 378418 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Challenge Unlimited Inc. at Ironstone Farm	Debt-to-income ratio:	7.14%
Length of employment:	2 years	Location:	LOWELL, MA

Home town:
Current & past employers:	Challenge Unlimited Inc. at Ironstone Farm, Cincinnati Opera Association
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

Thank you for the opportunity to share with you my need. I would like to hire a divorce attorney to help me with the proceedings. It will not be an acrimonious divorce but legal advice is needed as we have a minor child. There are assets and once divided, I will be able to pay back the loan. I expect the legal negotiations to take 45-60 days. ?ourt dates will come within another 90 days and the official findings will come another 90 days after that. I expect to be able to pay back the full $5000 within the next 12 months once the assets and cash are distributed evenly. I have small credit card debt (under $1600) which I'm able to make payments on every month and otherwise, I have no other debts. Without the money to pay the legal retainer, however, I am at risk of never getting the savings that I had built up during my marriage and I cannot risk losing custody rights because I don't have proper legal representation.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	15
Revolving Credit Balance:	$8,773.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378438	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378438. Member loan 378438 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,084 / month
Current employer:	JMP Financial Group LLC	Debt-to-income ratio:	5.62%
Length of employment:	1 year	Location:	Tallahassee, FL

Home town:	Boca Raton
Current & past employers:	JMP Financial Group LLC, Indigos Franchising, Boca Raton News
Education:

This borrower member posted the following loan description, which has not been verified:

I have several small needs for this personal loan. I recently completed a move across the state to be with my fiance, which accrued some small cost. I also recently purchased a small business, which I am running from home part-time aside from my full-time job. Beyond these things, I also have a few credit cards I'd like to pay down a bit. I don't have a pressing need for this loan, but I have a decent income and expect to be seeing more in the coming months due to my new business. I think I can afford to take on another small payment right now to take care of a few things, and help generate some more revenue.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,974.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 378470

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378470	$5,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378470. Member loan 378470 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Haiminis Holdings	Debt-to-income ratio:	7.34%
Length of employment:	4 years 3 months	Location:	Newton, MA

Home town:	Newton Highlands
Current & past employers:	Haiminis Holdings
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I currently have a business that is doing well but we need some seed money to expand into new markets that will allow us to grow more and increase revenues for the company. The business is in real estate services. Money goes towards the expansion of our business for marketing and other services.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	7
Revolving Credit Balance:	$1,450.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378481

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378481	$12,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378481. Member loan 378481 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Bankrate.com	Debt-to-income ratio:	21.36%
Length of employment:	3 years 2 months	Location:	Jupiter, FL

Home town:
Current & past employers:	Bankrate.com, Fidelity Investments
Education:	Sarah Lawrence College

This borrower member posted the following loan description, which has not been verified:

My husband needs to get his bridge replaced. Without getting the bridges replaced on the top and bottom he will have almost no teeth. He's had part of the work done, bone grafts and some implants to anchor the work but now we need to get it finished.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,026.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378490

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378490	$3,000	17.90%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378490. Member loan 378490 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Harrington Industrial Plastics LLC	Debt-to-income ratio:	19.97%
Length of employment:	8 years 10 months	Location:	Murrieta, CA

Home town:	Buffalo
Current & past employers:	Harrington Industrial Plastics LLC, Ameron International
Education:	Cal State Fullerton

This borrower member posted the following loan description, which has not been verified:

I receive approximately 30% of my compensation in a yearly bonus in February. This is a short term loan that can be repaid within 30 days.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	54	Months Since Last Delinquency:	21
Revolving Credit Balance:	$29,748.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378521

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378521	$12,000	18.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378521. Member loan 378521 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,812 / month
Current employer:	PLASENCIA AUTOMOTIVE	Debt-to-income ratio:	3.02%
Length of employment:	3 years	Location:	HIALEAH, FL

Home town:	HIALEAH
Current & past employers:	PLASENCIA AUTOMOTIVE
Education:

This borrower member posted the following loan description, which has not been verified:

I have been in the automitive market, fixing, repairing automobiles, I recently acquired an antique ford mustang 1959. I am buying trailer to haul my car to car shows.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,599.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378533

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378533	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378533. Member loan 378533 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,996 / month
Current employer:	Gail. H. Goheen, P.C.	Debt-to-income ratio:	11.15%
Length of employment:	8 years 8 months	Location:	Hamilton, MT

Home town:	Pasco, WA
Current & past employers:	Gail. H. Goheen, P.C., Rosen, Wachtell & Gilbert
Education:	Rio Hondo College

This borrower member posted the following loan description, which has not been verified:

Need loan to consolidate medical bills; credit card bills; and help pay for my daughter's wedding

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,672.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378548

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378548	$11,650	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378548. Member loan 378548 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Ogilvy	Debt-to-income ratio:	13.28%
Length of employment:	1 year 5 months	Location:	Red Bank, NJ

Home town:	Alabama
Current & past employers:	Ogilvy, Juice Pharma Advertising, Boston Market
Education:	Fashion Institute of Technology (FIT), Pennsylvania College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate 3 credit cards with high interest/APR ranging from 21-28%. I built this debt by: 1. Helping my out of work father who currently lives with me. 2. Paying for groceries and bills during college while I attended school full-time. For the past 3 years I have been working at an advertising agency and I have not been able to catch up to the debt. The high APR has been just building and building.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	44
Revolving Credit Balance:	$22,195.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378564	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378564. Member loan 378564 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,584 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	6.76%
Length of employment:	3 years	Location:	Rye Brook, NY

Home town:	Rye Brook, NY
Current & past employers:	JPMorgan Chase
Education:	Fordham University, Iona College

This borrower member posted the following loan description, which has not been verified:

Hello, I'm looking to get a short-term loan for Wedding expenses for my wedding in May. Would like to finance as much as possible versus paying up front. Total needed is $15,000. My credit rating is 770 according to Experian and my annual average income over the past 2 years is $139,000.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1977	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378582

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378582	$8,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378582. Member loan 378582 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Boardwalk Inn and Cafe	Debt-to-income ratio:	10.74%
Length of employment:	4 years	Location:	Kingston, NH

Home town:	Kingston, NH
Current & past employers:	Boardwalk Inn and Cafe, Sanborn Regional School District
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate the debt I have accrued on my credit card due to umemployment and medical bills.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,026.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378682

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378682	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378682. Member loan 378682 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	DELTA GLOBAL	Debt-to-income ratio:	4.45%
Length of employment:	3 years	Location:	Miami, FL

Home town:	New York
Current & past employers:	DELTA GLOBAL
Education:

This borrower member posted the following loan description, which has not been verified:

I am going for a special certification , and I need the money to pay for my studies, I curretly work For Delta in Fortlauderdale International Airport, I have a decent income income, very low debts and I see no problem paying for this loan, I will also be making more money after my certifications

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,625.00	Public Records On File:	0
Revolving Line Utilization:	54.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 378701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378701	$3,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378701. Member loan 378701 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Executive Credit	Debt-to-income ratio:	19.60%
Length of employment:	8 years 3 months	Location:	Irving, TX

Home town:
Current & past employers:	Executive Credit
Education:

This borrower member posted the following loan description, which has not been verified:

Recently relocated and seperated..vehicle broke down and with relocating expenses need a small loan of 3500. I am a professional business manager and can pay back in 12 months or less

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,632.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378722	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378722. Member loan 378722 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,867 / month
Current employer:	Philip R. Farthing P.C.	Debt-to-income ratio:	17.51%
Length of employment:	2 years 10 months	Location:	NORFOLK, VA

Home town:	Nellysford
Current & past employers:	Philip R. Farthing P.C., Kelly A. Thompson, PLC, Nelson County Public Schools
Education:	College of William and Mary

This borrower member posted the following loan description, which has not been verified:

I'm trying to consolidate my high interest credit cards into one lower-interest monthly payment. I've finally got some things straight in my life, so now I'm trying to get my finances straight too.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,708.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378735

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378735	$11,200	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378735. Member loan 378735 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,067 / month
Current employer:	Hoffman Animal Hospital	Debt-to-income ratio:	18.82%
Length of employment:	22 years	Location:	Warwick, RI

Home town:	Omaha, Nebraska
Current & past employers:	Hoffman Animal Hospital
Education:	University of Nebraska at Lincoln, Iowa State University

This borrower member posted the following loan description, which has not been verified:

I would like to transfer my high interest credit card debt to a lower interest personal loan. I applied through Lending Tree yesterday and was approved for $8000 at 13.47% for 3 years.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$18,384.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378776

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378776	$11,050	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378776. Member loan 378776 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	BMW of Mountain View	Debt-to-income ratio:	15.47%
Length of employment:	8 months	Location:	Fremont, CA

Home town:
Current & past employers:	BMW of Mountain View, HSBC
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need this loan to payoff my Wamu credit card and a balance on my American Express. Wamu increased my rate almost 100 percent, they said they sent me the notice back Oct,2008 to me about the options I have which I either never got it or didn't see it. Then they raised the rate this month, I tried to call their customer service and it always went to one oversea call center. Even though I have other checking account with them, it seems like they're not functioning right now. I have good payment history with them. I want to stay away with this credit company.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,780.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378781	$10,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378781. Member loan 378781 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Judical Corner	Debt-to-income ratio:	18.83%
Length of employment:	6 years	Location:	SALT LAKE CITY, UT

Home town:	Salt Lake City, UT
Current & past employers:	Judical Corner, Salt Lake City School District
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to borrow $10,000 to remodel my kitchen that is in pretty bad shape. Steady work history and very reliable with payments.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,185.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378804

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378804	$13,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378804. Member loan 378804 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	Inforonics, LLC	Debt-to-income ratio:	17.23%
Length of employment:	2 years 8 months	Location:	Nashua, NH

Home town:	Winchester, MA
Current & past employers:	Inforonics, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

When I was 18 I opened a lot of credit cards and bought everything I ever wanted. Of course, now that I'm 22, I've realized this was a terrible, terrible idea. Over the years I've lived paycheck to paycheck, just paying off my credit cards. I am fortunate that I never lost my job, and never paid a bill late. In the past year, I've been promoted to Systems Administrator at my company, earning a much better living that I previously had. I've been able to pay all of my bills early every month and, generally, make over $500 of over-payments. This has been great, but I'm hoping to improve on it by consolidating all of my bills into a loan with an overall lower interest rate. Here is an overview of my income and living expenses: Salary Income: $2,750.00/mo (net) Monthly Bills: Rent: $395 (The remaining $500 is paid by my roommate and girlfriend of over 5 years.) Electric: $60 - $120 Internet Access: $49 Auto Insurance: $166 Cell Phone (Family Plan): $175 *Personal Loan: $271 (This was used to consolidate even higher interest debt!) Auto Loan: $239 *Amazon Visa: $16 *Chase Visa: $18 *Best Buy Card: $50 Bank Visa: $10 *WaMu Visa: $99 *CapitalOne Visa: $16 * = Eliminated by new loan. Overall, $1584 in expenses each month. This leaves me with $1,166 each month for gas, food, entertainment, etc. I try to live minimally to maximize over-payments and savings. Each month $470 goes to unsecured debt. Here is a breakdown of the approximate balances and interest rates of the debt I would be paying off with this loan: Personal Loan $6,600 18.2% Amazon Visa $940 12.4% Chase Visa $1,100 19.4% Best Buy Card $1,700 19.0% WaMu Visa $2,600 19.9% CapitalOne Visa $440 12.0% Total: $13,380 As you can see, not all of the interest rates are terrible, but I would like to eliminate all of my revolving, unsecured debt into one loan which can be paid automatically. I do have an additional credit card with a balance of $460, but I will not be consolidating it, as it has a rate of 7.2%. Please help me accelerate my dreams of living a debt-free life! Thank you for your time.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,570.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378806

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378806	$4,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378806. Member loan 378806 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Zephyr Real Estate	Debt-to-income ratio:	10.78%
Length of employment:	4 years 4 months	Location:	San Francisco, CA

Home town:
Current & past employers:	Zephyr Real Estate, Hospital
Education:	German school

This borrower member posted the following loan description, which has not been verified:

I would like to take out the old carpet in most of the home and finish the wood floors underneat to possibly get a higher appraisal for a loan refi. The second project will be painting the home.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$116,648.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378816

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378816	$12,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378816. Member loan 378816 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	Mattleman Weinroth and Miller	Debt-to-income ratio:	24.70%
Length of employment:	6 years	Location:	Westmont, NJ

Home town:	Boulder/Colorado
Current & past employers:	Mattleman Weinroth and Miller
Education:	University of Colorado at Boulder, Rutgers University at Camden - Law School

This borrower member posted the following loan description, which has not been verified:

Loan shall be used to pay off existing revolving debt with at least three accounts, some of which are still charging default rates from years ago even though I have maintained a good payment history over the last three years.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	40
Revolving Credit Balance:	$11,972.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378851

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378851	$10,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378851. Member loan 378851 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,127 / month
Current employer:	Joseph Jingoli and Son Inc.	Debt-to-income ratio:	7.59%
Length of employment:	2 years 6 months	Location:	Pottstown, PA

Home town:	Downingtown
Current & past employers:	Joseph Jingoli and Son Inc.
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate debt and replace appliances

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	45
Revolving Credit Balance:	$4,073.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378855

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378855	$15,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378855. Member loan 378855 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,817 / month
Current employer:	Massachusetts General Hospital	Debt-to-income ratio:	11.71%
Length of employment:	10 years 6 months	Location:	Holbrook, MA

Home town:
Current & past employers:	Massachusetts General Hospital, Self employed for 13 years
Education:	Quincy College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my high interest credit cards. I pay my debts on time every month yet they still increased my interest rate. I would much rather have one bill to pay each month instead of several.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,126.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378869

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378869	$15,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378869. Member loan 378869 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,750 / month
Current employer:	Silver Editions	Debt-to-income ratio:	3.03%
Length of employment:	10 years	Location:	Jersey City, NJ

Home town:	Kerala
Current & past employers:	Silver Editions, McGraw-Hill
Education:	Cooper Union for the Advancement of Science and Art

This borrower member posted the following loan description, which has not been verified:

my home improvement project just got bigger. the building needs a lot of structural work that wasn't in the scope of the original project. i need to find some more financing to finish the project.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$2,732.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378870

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378870	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378870. Member loan 378870 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$12,667 / month
Current employer:	JH Co.	Debt-to-income ratio:	10.26%
Length of employment:	2 years 10 months	Location:	Scottsdale, AZ

Home town:	Forest City
Current & past employers:	JH Co.
Education:	University of Minnesota-Twin Cities

This borrower member posted the following loan description, which has not been verified:

Our son, age 8, is extremely bright and is attending a private school. Frankly, he'd get completely lost in the public school system here in Arizona. We have been making the huge trade-off to have him in school at the extreme price-tag of $22,000 per year, and have been able to take advantage of monthly payment plans offered by school or lending institutions so far. However, now they have discontinued the monthly plan, and no lenders are offering financing options for K-12 education purposes. We are employed and need to spread his education costs out over a year. Please help!!! Our son is currently thriving in the school environment he's in, and we don't want him to lose all of the progress he's made!!!

A credit bureau reported the following information about this borrower member on January 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,377.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378879

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378879	$15,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378879. Member loan 378879 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,417 / month
Current employer:	crossland capital	Debt-to-income ratio:	5.18%
Length of employment:	4 years	Location:	plano, TX

Home town:	sole korea
Current & past employers:	crossland capital, tkeys
Education:	young sang universate

This borrower member posted the following loan description, which has not been verified:

down payment on new home

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,755.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 378890

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378890	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378890. Member loan 378890 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,989 / month
Current employer:	United States Army	Debt-to-income ratio:	8.21%
Length of employment:	26 years 8 months	Location:	Killeen, TX

Home town:	Chicago
Current & past employers:	United States Army, Aviation and Missile Command (AMCOM)
Education:	Park University at Parkville, MO, Park University Graduate School at Kansas City, MO, University of Arkansas at Fort Smith, John C Calhoun State Community College

This borrower member posted the following loan description, which has not been verified:

Purchase a 1997 Harley Davidson Road King with 7500 miles. Current value of motorcycle is $11250 according to KBB and doesn't include approximately $1500 of additional accessories that were installed by the current owner.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	30
Revolving Credit Balance:	$23,021.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 378898

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378898	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378898. Member loan 378898 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	westernpacific Log Supply	Debt-to-income ratio:	23.41%
Length of employment:	6 years	Location:	Ferndale, WA

Home town:	Annarbor Mi
Current & past employers:	westernpacific Log Supply, Self employed timber broker 29years
Education:	some college

This borrower member posted the following loan description, which has not been verified:

down payment on a forplex

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,984.00	Public Records On File:	1
Revolving Line Utilization:	34.60%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378902

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378902	$13,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378902. Member loan 378902 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Eastridge Infotech	Debt-to-income ratio:	12.44%
Length of employment:	1 year 3 months	Location:	San Ramon, CA

Home town:	Saratoga Springs
Current & past employers:	Eastridge Infotech, AccountNow Inc., Alain Pinel Realtors, Robert Half International, Best Buy Co. Inc.
Education:	Diablo Valley College, Los Medanos College

This borrower member posted the following loan description, which has not been verified:

Just want to wrangle all of my credit balances onto one loan with a lower interest rate so I can go ahead and pay everything off. I'm getting married soon and with a lower monthly payment, with an end in sight, gives me room to set aside more to save now as well as not feel like I'm going to be paying credit card bills for the rest of my life.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,898.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378905

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378905	$6,400	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378905. Member loan 378905 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Creative Space	Debt-to-income ratio:	20.32%
Length of employment:	2 years 2 months	Location:	West Hollywood, CA

Home town:	The Dalles, Oregon
Current & past employers:	Creative Space, long Beach unified school district
Education:	Northwestern College

This borrower member posted the following loan description, which has not been verified:

I would like to obtain a loan to do a few things. One, to recover and stablize finanially due to a car purchace, and moving into my own apartment. Two, to consolicate certain credit cards and have lower balances on them. i am willing to pay an interest rate of up to 0.18% possibly. because of my recent purchases and the economy goin down i have lost a significant amount of income and my credit score has suffered drasticly.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,216.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378910

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378910	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378910. Member loan 378910 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Menchies Group	Debt-to-income ratio:	6.80%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:	Overland Park
Current & past employers:	Menchies Group, HR Block, University of Kansas
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my 3 credits cards into one payment. I have a full time job at a growing company (growing despite the recession thankfully) and would like to put an end to my debt and stop juggling all the minimum fees.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,500.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378921

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378921	$1,600	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378921. Member loan 378921 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Nu-Designs Web Marketing	Debt-to-income ratio:	3.85%
Length of employment:	7 months	Location:	Santa Rosa, CA

Home town:	Ann Arbor, MI
Current & past employers:	Nu-Designs Web Marketing, Apple Computer
Education:	UC Santa Cruz

This borrower member posted the following loan description, which has not been verified:

I'd like to be able to purchase a used car. I have already located a car that will suit my needs, but need some assistance with the financing.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	40
Revolving Credit Balance:	$20,031.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378960

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
378960	$6,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 378960. Member loan 378960 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Center for Clean Air Policy	Debt-to-income ratio:	23.88%
Length of employment:	1 year 8 months	Location:	Washington, DC

Home town:	Hinsdale
Current & past employers:	Center for Clean Air Policy, United States Congress, National Governors Association
Education:	Georgetown University, University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

When I was in college and right after college, I racked up a few thousand dollars on my credit card. Now that I'm a bit older and living on my own, I have a goal to become more financially sound. I am requesting this loan to take a key step in the right direction toward that goal.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,901.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379025

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379025	$15,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379025. Member loan 379025 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,796 / month
Current employer:	Retired	Debt-to-income ratio:	16.97%
Length of employment:	n/a	Location:	Conway, SC

Home town:	Toms R
Current & past employers:	Retired, Beech-Nut, Ralston Purina, Nestle
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

Desire to borrow 15K to help a family member. Retired with approximatly $60,000 annual income. FICO score near 800 and no debt other than mortage. Have more than adequate resources IRA/401k, annuities and CDs to gurantee payment. Preferr borrowing as opposed to tapping above accounts which would incur early withdrawal and tax consequences.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,658.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379027

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379027	$9,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379027. Member loan 379027 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Rush University Medical Center	Debt-to-income ratio:	17.15%
Length of employment:	2 months	Location:	Chicago, IL

Home town:	Springfield
Current & past employers:	Rush University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

My mom has had some bad luck and made some decisions that have her in financial hot water. This happened over the last several years and though I knew she was having some difficulty, I did not realize the extent of her financial woes. To make a long story short, she accumulated a total consumer debt of $40,000. I was able to pay off a good chunk with my savings, but she has about $25,000 left. $18,000 of this is currently in a line of credit with Bank of America that has an interest rate of 18%. (The other debt I paid was credit card debt with interest rates in the mid to high 20s.) This loan will be used to help pay off that line of credit. I recognize that stories of family distress do not necessarily merit extension of credit. So, here is my financial situation for your review. I recently accepted a new position at a hospital in Chicago, where I work in hospital administration. My wife is an attorney and we do not have any consumer debt or car loans. Our mortgage/tax/insurance payment is ~18% of our monthly gross. We have about $45,000 in graduate student debt, which is financed, primarily, over 30 years. That's it for our debt. We're dilligent about our finances and fortunate to have good jobs. I hope you'll consider supporting me as I assist a loved one in need.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,181.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379049

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379049	$3,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379049. Member loan 379049 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	coastal healthcare	Debt-to-income ratio:	19.06%
Length of employment:	2 years	Location:	FLORENCE, SC

Home town:	Charleston
Current & past employers:	coastal healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I'm trying to get a loan to pay off a few credit cards & some medical bills. I've never missed a payment on any of them, but it's difficult to pay a bit here & there, I just feel like I'm not getting anywhere. I've asked for the loan over 3 years, but I know it will be paid off before that! I'm employed full time in Healthcare Locums Staffing, which is really booming right now. Once my debt is paid off, I'd like to start nursing school myself, so this is a big step for me to getting on the right track!

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,952.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379050	$15,000	18.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379050. Member loan 379050 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,500 / month
Current employer:	Cosmo Construction & Consulting, Inc	Debt-to-income ratio:	16.20%
Length of employment:	3 years 3 months	Location:	Woodinville, WA

Home town:	Yakima
Current & past employers:	Cosmo Construction & Consulting, Inc, Wimmer Solutions, Amazon.com, Microsoft
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

We are a small construction company 2 - 3 million annually in sales. Our first 2 projects of the year were scheduled to start 1/15/2009 and 1/22/2009. They were both delayed due to permits and a funding review. Both projects have now been confirmed for full funding, but the permitting process is still under review and with the weather, we are not expected to start until late March or early April. Given the delay we need to have a buffer of cash to cover expenses and payroll of our project leads (need to keep the good personnel to keep our projects profitable).

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$160,674.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 379071

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379071	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379071. Member loan 379071 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Gallo Winery	Debt-to-income ratio:	7.02%
Length of employment:	8 years	Location:	SAYREVILLE, NJ

Home town:	Bronx
Current & past employers:	Gallo Winery
Education:	Skidmore College

This borrower member posted the following loan description, which has not been verified:

consolidate debt

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,279.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379125	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379125. Member loan 379125 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	City of Marysville	Debt-to-income ratio:	9.60%
Length of employment:	23 years	Location:	Marysville, CA

Home town:	Marysville
Current & past employers:	City of Marysville
Education:

This borrower member posted the following loan description, which has not been verified:

I retired last year (12/2007) and continued working as a retired annuitant. In addition, I cashed in a 457b account. Didn't plan too well for the tax liability. Have adjusted my w-4's accordingly.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,893.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379128

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379128	$14,125	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379128. Member loan 379128 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Urban Alliance	Debt-to-income ratio:	19.05%
Length of employment:	2 years 8 months	Location:	Washington, DC

Home town:	Chicago
Current & past employers:	Urban Alliance, Teach For America
Education:	Catholic University of America, George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

I've had debt on a credit card at a low rate, but they're raising the rate for no reason. I'd like to use this loan to pay it off. I own a condo (purchased last year), make all payments on time, and just want to get out of credit card debt.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,491.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379135	$4,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379135. Member loan 379135 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,033 / month
Current employer:	Caterpillar	Debt-to-income ratio:	22.48%
Length of employment:	2 years	Location:	GOOSE CREEK, SC

Home town:	US Virgin Islands
Current & past employers:	Caterpillar, Caterpillar Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is needed for dental work, computer purchase, and trip expense.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	13
Revolving Credit Balance:	$4,624.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379136

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379136	$7,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379136. Member loan 379136 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Palm Beach Community College	Debt-to-income ratio:	20.07%
Length of employment:	4 years 3 months	Location:	Delray Beach, FL

Home town:	St. Louis
Current & past employers:	Palm Beach Community College, American Red Cross
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is to pay off current high interest credit cards and pay off my debt. For the first time in my life, I was unemployed in 2001 (last recession) for 8 months and used credit cards to pay expenses. I chose not to file bankruptcy as I felt responsible to pay my debts. A few collection accounts (paid) from 2001 adversely affected my credit score for the past 7 years which meant the credit card APR's were high and paying down the debt was difficult. Despite making more than the minimum payments; making steady payments; and having a stable job (professional) and residency, my credit card/loan accounts are with the now notable BIG three banks. In January of 2008, one of the banks raised my APR without providing a reason in writing! I received a letter, but it only stated my APR would increase. First I was told it was because of an adverse credit report and when I checked into this, it was not accurate. Over the course of a year, when I requested to have the rate returned to the previous APR or reduced, the request was refused. BUT, they were more than willing to offer me a "great deal" where they would give me another credit card at a low interest rate!! I refused and when I did the research, I discovered that this was a new tactic being used where the higher interest credit card account would have been closed and opening another account would have adversely affected my credit score (thus further indebting me to that bank)!!!! This offer occurred when my credit score improved as the collections accounts from 2001 were no longer on my credit report......It is important to note that one of my bank card holders raised my credit limit at a time when banks were lowering credit limits and the bank that raised my APR, never lowered my credit limit......I'm not a high risk, I'm a cash cow and enslaved to the BIG Banks!! Help!!!!

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,776.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379137

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379137	$15,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379137. Member loan 379137 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	n/a	Debt-to-income ratio:	9.44%
Length of employment:	n/a	Location:	Oceanside, CA

Home town:	Key West
Current & past employers:	Florida United Methodist Church, United States Navy, New Song Community Church
Education:	Florida Southern College, Emory University, Regent University

This borrower member posted the following loan description, which has not been verified:

I am seeking funding for my business start-up. My business is coaching, professional speaking and writing. While I will work with all audiences and people my primary target is military families because of my experience as a military Chaplain and pastor.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,270.00	Public Records On File:	0
Revolving Line Utilization:	46.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379227

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379227	$7,800	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379227. Member loan 379227 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,000 / month
Current employer:	Entar.com	Debt-to-income ratio:	9.63%
Length of employment:	5 years 6 months	Location:	Garden Grove, CA

Home town:	Lynwood, CA
Current & past employers:	Entar.com
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Loan will be used to resume and expand my part-time eBay Trading Assistant business, and to save money by refinancing credit cards and personal loan. I had a great experience with Prosper, and am looking forward to an even better one with Lending Club. Gross income is $4000 per month (net $3000). My monthly expenses are: Rent and utilties $1100 Debt payments $450 Insurance and other expenses $300 Food $350 Vehicle $300 Entertainment etc $300 $4800 will be used to expand my part-time eBay Trading Assistant business to increase my total income (eBay username coreychambers). The demand for Trading Assistants has grown due to the recession causing increased need for my liquidation services. I am focusing on lucrative estate liquidation services for the Palm Springs, CA area. $3000 will be used to refinance 17% credit cards and Prosper loan (Prosper username is aacorey) $200 per month of this payment will be replacing other debt payments. Thank you for considering me for a Lending Club loan. It is sure to be a very good investment for you.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	77
Revolving Credit Balance:	$3,501.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 379234

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379234	$8,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379234. Member loan 379234 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	American General	Debt-to-income ratio:	18.57%
Length of employment:	4 years	Location:	MODESTO, CA

Home town:	Modesto
Current & past employers:	American General, Redenbaugh Construction INC, Charleys Steakery
Education:	MJC

This borrower member posted the following loan description, which has not been verified:

I would like to combine all my credit card bills into 1 easy payment so that I can pay my bills down faster and more conveniently. I'd like to close ALL but 1 of my credit cards for emergencies only. I don't plan on opening anymore credit cards and I just want to pay them off. Most creditors tell me that I have escalating debt and will not lend to me even tho I pay well on all my cards. I just want to get out of debt this year as much as I possibly can and I will do this with or without a consolidation. I just find that its more convenient to only remember 1 payment compared to 7 payments each month.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,297.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379237

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379237	$15,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379237. Member loan 379237 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Sacred heart hospital	Debt-to-income ratio:	11.89%
Length of employment:	14 years 3 months	Location:	gulf breeze, FL

Home town:	Jamaica Plain
Current & past employers:	Sacred heart hospital, WYCKOFFHIGTHMEDICALCENTER
Education:	New York University (NYU)

This borrower member posted the following loan description, which has not been verified:

I need to consolidate all my revolving loans into one

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,777.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 379256

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
379256	$5,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 379256. Member loan 379256 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	3.73%
Length of employment:	5 months	Location:	El Segundo, CA

Home town:	San Diego
Current & past employers:
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to help finance a used car purchase.

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,218.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Posting Report Supplement No. 126 dated February 15, 2009